EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference in  Registration  Statement  Nos.
333-46360,  333-39402,  333-66048  and  333-62278  of  American  Electric  Power
Company, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-50109 of American Electric Power Company, Inc. on Form S-8,
Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8, Post Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3, Post Effective Amendment No. 1 to Registration Statement No. 333-86050 of American Electric Power Company, Inc. on Form S-3 and Registration Statement No. 333-58540 of American Electric Power Company, Inc. on Form S-3, of our report dated February 21, 2003 (May 14, 2003 as to Footnotes 3, 16 and 30) (which expresses an unqualified opinion and includes explanatory paragraphs referring to the adoption of SFAS 142 "Goodwill and Other Intangible Assets", to certain impairments of goodwill, long-lived assets and other investments in the fourth quarter of 2002, and to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of American Electric Power Company, Inc.

/s/ Deloitte & Touche LLP

Columbus, Ohio
May 14, 2003